FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-10

--- Original Sender: WELLS ABF SYNDICATE WELLS FARGO, WELLS FARG O SECURITI ---

****WFRBS 2013-UBS1 PRICING SPOTS****

TREASURIES	SWAPS
2YR 99-30 1/4	2YR 10.00
3YR 100-06 1/4	3YR 8.75
5YR 99-14 1/4	4YR 7.25
7YR 97-26	5YR 9.75
10YR 99-29	6YR 12.00
30YR 98-10+	7YR 8.00
8YR 11.00
9YR 10.25
10YR 5.50

-------------------------------------------------------------------------------
If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you may obtain these documents from your sales representative, by calling 1-800-326-5897 or visiting www.sec.gov. If this communication relates to a securities offering exempt from US registration, you should contact your sales representative for the complete disclosure package. For information regarding Wells Fargo, see https://www.wellsfargo.com/com/disclaimer/wfid2. In Japan, see: https://www.wellsfargo.com/com/disclaimer/wfsjb3.

This email is subject to a disclaimer, please click on the following link or cut and paste the link into the address bar of your browser.

https://www.wellsfargo.com/com/disclaimer/ged5